                                                                      EXHIBIT 22



Subsidiaries of the Company

         The following table sets forth the names of U.S. Home's subsidiaries and the state in which incorporated. All subsidiaries are directly or indirectly wholly-owned by U.S. Home. Certain insignificant subsidiaries are omitted.



                                                                                       Jurisdiction of
                                                                                        Incorporation
                                                                                      -----------------
          Fidelity Guaranty and Acceptance Corporation                                 Delaware

          U.S. Home Acceptance Corporation                                             Delaware

          U.S. Home Insurors, Inc.                                                     Florida
               U.S.H. Indemnity Company, Ltd.                                          Bermuda
               San Felipe Indemnity Company, Ltd.                                      Bermuda

          U.S. Home Mortgage Corporation                                               Florida
               USH II Corporation                                                      Delaware